Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	4 West Second Street
Contact: Douglas Ian Shaw Corporate Secretary (631) 727-5667
Riverhead, NY 11901 (631) 727-5667 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE FIRST QUARTER OF 2010

Riverhead, New York, April 13, 2010 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the first quarter of 2010. Earnings-per-share were $0.54, a decrease of 8.5 percent from $0.59 during the comparable period of 2009. Net income was $5,207,000, down 8.0 percent from $5,659,000 during the same quarter last year. A detailed financial summary follows the text.

J. Gordon Huszagh, President and Chief Executive Officer commented, “The ills affecting Wall Street last year have clearly trickled down to Main Street this year. As a community bank whose most successful offices are located in communities that have a clearly identifiable main street, we have certainly felt this in a number of ways, although our performance is still far better than many of our peers. In many respects, our balance sheet is stronger than it was at this time last year, even in the face of the prolonged slump. Borrowings are down; deposits are up; net interest income is up resulting in a net interest margin of 5.02 percent, owing primarily to lower interest expense but also steady growth in loan balances; and leverage and risk-based capital ratios are up and stockholders equity and book value per share are up significantly. These all occurred while increasing the allowance for loan losses by 49.6 percent and the provision for loan losses by 171.7 percent. These developments are to the good, a conservative response to a troubled economy. As a result of higher capital ratios however, return on average equity, the most important indicator of profitability, declined to 15.12 percent from 19.63 percent, still far above the industry average of 1.89 percent as of December 31, 2009 (Source: SNL Securities).”

He continued, “Credit quality has been the topic of greatest interest to investors in financial companies, and I would like to take a moment to address some of the changes in our own loan portfolio. While certain indicators in the financial markets point to a turnaround and recovery in the economy, as a practical matter, persistent unemployment and uneasy consumers have repressed the revenues that would otherwise have been flowing into the kinds of small businesses that are our best customers. Even some of the best of these businesses have found it necessary to dip into their coffers or those of their owners to maintain their properties or business as time passes. While this has not yet affected Suffolk directly in the form of actual losses of any significant size, in part because our non-performing loans are well-collateralized, it has obliged us to revisit the reserves we maintain against possible losses, reclassifying certain loans in response to changes in their condition, even as many of them remain current with their payments. Some, of course, have not, and this is reflected in the increase in non-performing assets, now amounting to $31,731,000 up from $8,380,000 at this time last year, or 1.85 percent of total assets at March 31, 2010. This still compares favorably to the industry which was at 2.27 percent at year-end 2009 (Source: SNL Securities). This is evident in our statement of condition in our allowance for loan losses, now at $14,944,000, up from $9,990,000 at this time last year. It also appears in our statement of income in the provision for loan losses for the past quarter, amounting to $2,649,000 which is up from $975,000 during

PRESS RELEASE April 13, 2010 Page 2 of 5

the first quarter of 2009. The allowance is computed using a consistent methodology, and it is reviewed by an outside third party, so we believe that it adequately provides for the risks we currently face in our loan portfolio. We are hopeful that, as the recovery progresses, our customers will be able to gain additional liquidity and replenish their own reserves. In keeping with our motto that “good relationships are good business,” we know our customers well and work with them to achieve the best possible outcomes, both for us and for them. This said, we cannot assure our investors that we may not have to increase the provision for loan losses in the future. Nonetheless, our net charge-offs remain quite low, at 3 basis points for the quarter. At March 31, 2010, total non-performing and restructured loans more than 90 days past due represented 2.7 percent of the loan portfolio, up slightly from 2.53 percent at the end of 2009 but up significantly from 0.75 percent at this time last year. The actual exposure that presents to Suffolk is as follows: of the $31,731,000 of non-performing loans, $28,448,000 is secured by collateral valued at about $48,724,000 having a cumulative loan-to-value of approximately 58 percent. The unsecured portion of $3,283,000 amounts to 28 basis points (28/10,000ths) of net loans at quarter end.”

Mr. Huszagh went on to say, “We recognize that the preservation and augmentation of our shareholders’ capital is the first obligation of the Board of Directors and management. Accordingly, we establish policies which test all operations against that goal. We monitor risk to achieve a sustainable balance between exposure and opportunity. We measure results using consistent, honest methodology. And finally, we avoid temptation to “swing for the fences” by pursuing exotic and untested strategies. We also understand that it is a privilege to oversee and manage this company, and that we are stewards of the interests of our shareholders, customers, employees, and the communities we serve, all alike. We cannot foresee how the economy will work itself out during the coming year or beyond, or for that matter, exactly what will happen in the businesses of our customers, although we are hopeful that the coming season will be better than last year. But these are the elements of our corporate culture that have led us and our predecessors through the past 120 years of boom and bust, feast and famine, and it is our hope that they will continue to guide us and our successors for years to come.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 29 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE April 13, 2010 Page 3 of 5

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	1st Qtr 2010	1st Qtr 2009	Change
EARNINGS
Earnings-Per-Share - Basic	$0.54	$0.59	(8.5)%
Cash Dividends-Per-Share	0.22	0.22	0.0%
Net Income	5,207	5,659	(8.0)%
Net Interest Income	19,246	18,141	6.1%

AVERAGE BALANCES
Average Assets	$1,725,399	$1,626,656	6.1%
Average Net Loans	1,149,479	1,088,546	5.6%
Average Investment Securities	460,873	441,472	4.4%
Average Interest-Earning Assets	1,612,741	1,530,126	5.4%
Average Deposits	1,378,057	1,272,435	8.3%
Average Borrowings	167,497	201,915	(17.0)%
Average Interest -Bearing Liabilities	1,079,064	1,045,294	3.2%
Average Equity	137,738	115,334	19.4%

RATIOS
Return on Average Equity	15.12%	19.63%	(23.0)%
Return on Average Assets	1.21%	1.39%	(12.9)%
Average Equity/Assets	7.98%	7.09%	12.6%
Net Interest Margin (FTE)	5.02%	4.97%	1.0%
Efficiency Ratio	54.62%	55.86%	(2.2)%
Tier 1 Leverage Ratio Mar. 31	8.20%	7.79%	5.3%
Tier 1 Risk-based Capital Ratio Mar. 31	10.98%	10.00%	9.8%
Total Risk-based Capital Ratio Mar. 31	12.17%	10.82%	12.5%

ASSET QUALITY
during period:
Net Charge-offs	$88	$36	144.4%
Net Charge-offs/Average Net Loans (annualized)	0.03%	0.01%	200.0%
at end of period:
Loans Not Accruing Interest/Loans Past Due 90 Days	$31,731	$8,380	278.7%
Restructured Loans Past Due 90 Days	—	—	0.0%
Foreclosed Real Estate (“OREO”)	—	—	0.0%
Total Non-performing & Restructured Assets	31,731	8,380	278.7%
Allowance/Non-performing & Restructured Assets	47.10%	119.21%	(60.5)%
Allowance/Loans, Net of Discount	1.27%	0.89%	42.7%
Net Loans/Deposits	83.94%	84.52%	(0.7)%

EQUITY
Shares Outstanding	9,643,694	9,590,571	0.6%
Common Equity	$142,541	$119,807	19.0%
Book Value Per Common Share	14.78	12.49	18.3%
Tangible Common Equity	141,727	118,993	19.1%
Tangible Book Value Per Common Share	14.70	12.41	18.5%

LOAN DISTRIBUTION
at end of period:
Commercial, Financial & Agricultural Loans	$279,374	$240,171	16.3%
Commercial Real Estate Mortgages	389,904	361,263	7.9%
Real Estate - Construction Loans	126,678	136,428	(7.1)%
Residential Mortgages (1st and 2nd Liens)	214,611	215,515	(0.4)%
Home Equity Loans	83,919	75,151	11.7%
Consumer Loans	78,588	88,650	(11.4)%
Other Loans	937	1,482	(36.8)%

Total Loans (Net of Unearned Discounts)	$1,174,011	$1,118,660	4.9%

PRESS RELEASE April 13, 2010 Page 4 of 5

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	March 31,
	2010	2009	Change
ASSETS
Cash & Due From Banks	$39,758	$39,032	1.9%
Federal Reserve Bank Stock	652	652	0.0%
Federal Home Loan Bank Stock	9,227	9,632	(4.2)%
Investment Securities:
Available for Sale, at Fair Value	443,530	417,349	6.3%
Obligations of States & Political Subdivisions, Held to Maturity	10,009	16,728	(40.2)%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	453,639	434,177	4.5%

Total Loans	1,174,011	1,118,660	4.9%
Allowance for Loan Losses	14,944	9,990	49.6%

Net Loans	1,159,067	1,108,670	4.5%

Premises & Equipment, Net	22,889	23,175	(1.2)%
Accrued Interest Receivable, Net	7,968	8,048	(1.0)%
Goodwill	814	814	0.0%
Other Assets	21,680	19,832	9.3%

TOTAL ASSETS	$1,715,694	$1,644,032	4.4%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$458,930	$426,823	7.5%
Saving, N.O.W. & Money Market Deposits	587,425	571,112	2.9%
Time Certificates of $100,000 or More	228,285	199,064	14.7%
Other Time Deposits	106,232	114,719	(7.4)%

Total Deposits	1,380,872	1,311,718	5.3%

Federal Home Loan Bank Borrowings	170,400	183,000	(6.9)%
Dividend Payable on Common Stock	2,122	2,110	0.6%
Accrued Interest Payable	681	1,132	(39.8)%
Other Liabilities	19,078	26,265	(27.4)%

TOTAL LIABILITIES	1,573,153	1,524,225	3.2%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 9,643,694 and 9,590,571 shares outstanding at March 31, 2010 and 2009, respectively)	34,115	33,969	0.4%
Surplus	22,212	21,044	5.6%
Treasury Stock at Par (4,002,158 and 3,996,878 shares, respectively)	(10,005)	(9,992)	0.1%
Retained Earnings	96,105	82,605	16.3%

	142,427	127,626	11.6%

Accumulated Other Comprehensive Income (Loss), Net of Tax	114	(7,819)	(101.5)%

TOTAL STOCKHOLDERS’ EQUITY	142,541	119,807	19.0%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,715,694	$1,644,032	4.4%

PRESS RELEASE April 13, 2010 Page 5 of 5

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended
	March 31, 2010	March 31, 2009	Change
INTEREST INCOME
Federal Funds Sold & Interest from Bank Deposits	$2	$3	(33.3)%
United States Treasury Securities	71	99	(28.3)%
Obligations of States & Political Subdivisions	1,879	1,693	11.0%
Mortgage-Backed Securities	2,090	1,833	14.0%
U.S. Government Agency Obligations	202	787	(74.3)%
Corporate Bonds & Other Securities	100	58	72.4%
Loans	17,573	17,229	2.0%

Total Interest Income	21,917	21,702	1.0%

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	860	931	(7.6)%
Time Certificates of $100,000 or more	801	819	(2.2)%
Other Time Deposits	476	704	(32.4)%
Federal Funds Purchased & Repurchase Agreements	1	120	(99.2)%
Interest on Other Borrowings	533	987	(46.0)%

Total Interest Expense	2,671	3,561	(25.0)%

Net-interest Income	19,246	18,141	6.1%
Provision for Loan Losses	2,649	975	171.7%

Net-interest Income After Provision	16,597	17,166	(3.3)%

OTHER INCOME
Service Charges on Deposit Accounts	1,266	1,329	(4.7)%
Other Service Charges, Commissions & Fees	664	806	(17.6)%
Fiduciary Fees	307	286	7.3%
Other Operating Income	271	340	(20.3)%

Total Other Income	2,508	2,761	(9.2)%

OTHER EXPENSE
Salaries & Employee Benefits	7,032	6,832	2.9%
Net Occupancy Expense	1,428	1,348	5.9%
Equipment Expense	533	572	(6.8)%
FDIC Assessments	603	424	42.2%
Other Operating Expense	2,287	2,500	(8.5)%

Total Other Expense	11,883	11,676	1.8%

Income Before Provision for Income Taxes	7,222	8,251	(12.5)%
Provision for Income Taxes	2,015	2,592	(22.3)%

NET INCOME	$5,207	$5,659	(8.0)%

Average:
Common Shares Outstanding	9,634,156	9,590,571	0.5%
Dilutive Stock Options	6,665	19,135	(65.2)%

Average Total	9,640,821	9,609,706	0.3%

EARNINGS PER COMMON SHARE
Basic	$0.54	$0.59	(8.5)%
Diluted	$0.54	$0.59	(8.5)%